Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:
July 21, 2006	Todd A. Gipple
Executive Vice President
Chief Financial Officer
(309) 743-7745

QCR Holdings, Inc.
Announces Earnings Results For the Second Quarter of 2006

          QCR Holdings, Inc. (Nasdaq /QCRH) today announced that earnings for the second quarter ended June 30, 2006 were $1.2 million, or basic and diluted earnings per share of $0.26.  For the same quarter one year ago, the Company reported earnings of $1.3 million, or basic earnings per share of $0.28 and diluted earnings per share of $0.27.  Earnings for the first quarter of 2006 were $833 thousand, or basic and diluted earnings per share of $0.18.

          Earnings for the six months ended June 30, 2006 were $2.0 million, or basic and diluted earnings per share of $0.44.  For the comparable period in 2005, the Company had earnings of $2.6 million, or basic earnings per share of $0.57 and diluted earnings per share of $0.56.

          During the first six months of 2006, the Company’s total assets increased by 11%, or $114.0 million, to $1.16 billion from $1.04 billion at December 31, 2005.  During this same period, net loans/leases increased by 15%, or $109.9 million, to $857.3 million from $747.4 million at December 31, 2005.  Total deposits increased by 15% to $804.1 million at June 30, 2006 when compared to $698.5 million at December 31, 2005.  Stockholders’ equity rose to $56.1 million at June 30, 2006 as compared to $54.5 million at December 31, 2005.

          The Company’s net income for the quarter ended June 30, 2006 was $1.2 million, which was an improvement of 44%, or $370 thousand from the previous quarter.  Quarter-to-quarter total revenue increased by $2.2 million, or 12%, while total expense increased by $1.5 million, or 9%.   In a comparison of the second quarter of 2006 to the first quarter of 2006, the combination of a 2% increase in net interest income, or $136 thousand, an increase in noninterest income of 29%, or $800 thousand, and a 35% decrease in the provision for loan/lease losses, or $192 thousand, was partially offset by an increase in noninterest expenses of 6%, or $489 thousand.  The gain on sale of a foreclosed asset at Quad City Bank & Trust contributed $745 thousand, or 93%, of the quarter-to-quarter increase in noninterest income.  A 9% increase in salaries and employee benefits expense was the primary contributor to the increase in noninterest expenses during the second quarter.

          “During the second quarter, our net interest margin continued to experience stress created by the combination of a flat yield curve and significant competition”, stated Mr. Douglas M. Hultquist, President and CEO.  “However, despite the narrowing of our net interest spread for the fourth consecutive quarter, the Company’s net interest income grew $136 thousand, or 2%, from the first quarter.  The negative effects of increased average rates on the liability side of our balance sheet were more than offset by the positive effects of very strong loan/lease growth at our subsidiary banks.”

          “During the second quarter of 2006, Quad City Bank & Trust completed the sale of a foreclosed asset, which resulted in a pretax gain of $745 thousand,” stated Michael Bauer, Chairman of the Company and President and Chief Executive Officer at Quad City Bank & Trust.  “Also during the second quarter, the improved credit positions on a few large commercial loans at Quad City Bank & Trust resulted in reduced provisions to the allowance for estimated losses on loans/leases in both May and June.  The result of these reserve reversals produced an aggregate positive effect to second quarter net income of $290 thousand.”

          Mr. Hultquist concluded, “Previously, we announced our hiring of a team of bankers in the Milwaukee market, who since June have been setting up and operating as a branch of Rockford Bank & Trust.  During the second quarter, this new operation experienced an after-tax start-up loss of $219 thousand.  We firmly believe that the negative impact on earnings created by the expenditures necessary to establish our Wisconsin operation represents our contribution to a long-term investment, which should provide the Company and its shareholders with significant benefits in the future.”

          Quad City Bank & Trust, the Company’s first subsidiary bank, had total consolidated assets of $766.6 million at June 30, 2006, which was an increase of  $43.0 million from December 31, 2005.  At the close of the second quarter of 2006, Quad City Bank & Trust had net loans/leases of $574.9 million and deposits of $525.2 million, which were increases from December 31, 2005 of 11% and 10%, respectively.  The bank realized after-tax net income of $2.1 million for the second quarter of 2006, which was an increase of $665 thousand from $1.4 million for the first quarter of 2006.  The gain on sale of a foreclosed asset, in combination with the negative provisions to the allowance for estimated losses on loan/leases, contributed significantly to the quarter-to-quarter increase in net income.  At June 30, year-to-date earnings for the bank were $3.5 million, which is an increase of $191thousand, or 6%, from one year ago.

          Cedar Rapids Bank & Trust, which opened in September of 2001, surpassed the threshold of $300 million in total assets during the second quarter.  The bank reached total assets of $309.6 million at June 30, 2006, for an increase of $19.9 million from December 31, 2005.  At the end of the second quarter of 2006, Cedar Rapids Bank & Trust had net loans of $221.9 million and deposits of $219.7 million, which were increases from December 31, 2005 of 9% and 13%, respectively.  After-tax net income for Cedar Rapids Bank & Trust for the second quarter of 2006 was $366 thousand, which was a decrease of $22 thousand from $388 thousand for the first quarter.  At June 30, year-to-date earnings for the bank were $754 thousand, which is an increase of $27 thousand, or 4%, from one year ago.

          The Company’s newest banking subsidiary, Rockford Bank & Trust, reached total assets of $79.2 million, net loans of $60.5 million, and deposits of $60.3 million at June 30, 2006.  This represents growth from December 31, 2005 of $37.9 million, $35.0 million and $34.7 million, respectively.  During the second quarter, the Wisconsin operation contributed $8.2 million to net loan growth and $407 thousand to deposit growth.  Rockford Bank & Trust, which opened January 3, 2005, experienced a net operating loss of $556 thousand for the second quarter of 2006 compared to a loss of $320 thousand for the first quarter.  The Wisconsin operation accounted for $219 thousand of the second quarter loss.  At June 30, year-to-date losses for the bank were $876 thousand compared to losses of $669 thousand for the first six months of 2005.  The results of operations in both Rockford and Milwaukee are consistent with the Company’s expectations for this de novo charter.  In December 2005, Rockford Bank & Trust opened a second location in a temporary facility on Guilford Road at Alpine Road in Rockford, and construction of the permanent facility is underway with completion expected in October 2006.

          In August 2005, the Company acquired M2 Lease Funds, LLC.  Since that time, the growth and earnings at this subsidiary have been consistent with the Company’s expectations.  At June 30, 2006, M2 Lease Funds had total assets of $46.0 million and pretax net income of $592 thousand year-to-date and $269 thousand for the second quarter.

          “Nonperforming assets at June 30, 2006 were $7.8 million, which were up from $3.7 million at the end of 2005,” stated Mr. Bauer.  He continued, “A single commercial relationship at Quad City Bank & Trust contributed $4.3 million to nonperforming assets, when the related loans were placed into nonaccrual status.  At the close of the second quarter of 2006, nonaccrual loans increased to $7.3 million, from $2.6 million at December 31, 2005, and accruing loans past due 90 days or more decreased $454 thousand from the end of the year.  Also, during the first six months of 2006, two properties were sold, which had been held in other real estate owned (OREO) at December 31, 2005.”  He continued,  “The maintenance of our credit quality always remains a strong focus.  Management is continually monitoring the Company’s loan/lease portfolio and the level of allowance for loan/lease losses.  The Company’s allowance for loan/lease losses to total loans/leases was 1.12% at June 30, 2006.  The Company’s diligent efforts in recent months has reduced its exposure to loss on several loans at Quad City Bank & Trust, and in turn, reduced the level of provisions for loan/lease losses required at June 30, 2006.”

          QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City, Cedar Rapids, Rockford and Milwaukee communities through its wholly owned subsidiary banks.  Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, and Rockford Bank and Trust Company, which is based in Rockford, Illinois and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services.  The Company also engages in credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois and commercial leasing through its 80% owned subsidiary, M2 Lease Funds, LLC, based in Milwaukee, Wisconsin.

          Special Note Concerning Forward-Looking Statements.  This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” “annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

          A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United Sates to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of our strategy to establish denovo banks in new markets; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of

(dollars in thousands, except share data)	June 30, 2006	March 31, 2006	December 31, 2005	June 30, 2005

SELECTED BALANCE SHEET DATA
Total assets	$1,156,572	$1,066,154	$1,042,614	$920,061
Securities	$184,503	$184,241	$182,365	$153,975
Total loans/leases	$867,085	$785,750	$756,254	$674,278
Allowance for estimated loan/lease losses	$9,744	$9,362	$8,884	$8,662
Total deposits	$804,103	$747,388	$698,504	$595,716
Total stockholders’ equity	$56,175	$55,459	$54,467	$52,939
Common shares outstanding	4,548,256	4,537,711	4,531,224	4,519,559
Book value per common share	$12.35	$12.22	$12.02	$11.71
Closing stock price	$17.24	$19.22	$19.70	$21.00
Market capitalization	$78,412	$87,215	$89,265	$94,911
Market price/book value	139.59%	157.26%	163.89%	179.28%
Full time equivalent employees	333	315	305	286
Tier 1 leverage capital ratio	6.68%	6.68%	6.87%	7.81%

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of

(dollars in thousands)	June 30, 2006	March 31, 2006	December 31, 2005	June 30, 2005

ANALYSIS OF LOAN DATA
Nonaccrual loans/leases	$7,316	$2,598	$2,579	$5,226
Accruing loans/leases past due 90 days or more	150	104	604	1,350
Other real estate owned	318	332	545	1,402

Total nonperforming assets	$7,784	$3,034	$3,728	$7,978

Net charge-offs (calendar year-to-date)	$35	$66	$1,689	$754
Loan/lease mix:
Commercial loans	$676,579	$619,477	$593,741	$548,107
Direct financing leases	43,656	37,132	35,700	—
Real estate loans	75,456	62,810	59,536	64,731
Installment and other consumer loans	71,394	66,331	67,277	61,440

Total loans/leases	$867,085	$785,750	$756,254	$674,278
ANALYSIS OF DEPOSIT DATA
Deposit mix:
Noninterest-bearing	$126,018	$110,864	$114,176	$103,981
Interest-bearing	678,085	636,524	584,328	491,735

Total deposits	$804,103	$747,388	$698,504	$595,716

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

For the Quarter Ended	For the Six Months Ended

(dollars in thousands, except per share data)	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005

SELECTED INCOME STATEMENT DATA
Interest income	$16,223	$14,869	$11,539	$31,092	$22,219
Interest expense	8,970	7,752	4,782	16,722	8,974

Net interest income	7,253	7,117	6,757	14,370	13,245
Provision for loan/lease losses	352	544	(147)	895	154

Net interest income after provision for loan/lease losses	6,901	6,573	6,904	13,475	13,091
Noninterest income	3,596	2,796	2,435	6,392	4,952
Noninterest expense	8,682	8,194	7,443	16,876	14,196

Income before taxes	1,815	1,175	1,896	2,991	3,847
Minority interest in income of consolidated subsidiary	48	53	—	101	—
Income tax expense	564	289	634	853	1,261

Net income	$1,203	$833	$1,262	$2,037	$2,586

Earnings per common share (basic)	$0.26	$0.18	$0.28	$0.44	$0.57
Earnings per common share (diluted)	$0.26	$0.18	$0.27	$0.44	$0.56
Earnings per common share (basic) LTM *	$0.94	$0.95	$1.20
AVERAGE BALANCES
Assets	$1,105,624	$1,056,610	$901,609	$1,081,117	$890,099
Deposits	$759,828	$738,765	$589,851	$749,298	$591,548
Loans/leases	$817,612	$764,038	$660,877	$790,825	$654,400
Stockholders’ equity	$55,971	$54,926	$52,207	$55,449	$51,684
KEY RATIOS
Return on average assets (annualized)	0.44%	0.32%	0.56%	0.38%	0.58%
Return on average common equity (annualized)	8.60%	6.07%	9.67%	7.35%	10.01%
Price earnings ratio LTM *	18.34	x	20.23	x	17.50	x	18.34	x	17.50	x
Net interest margin (TEY)	2.90%	2.98%	3.33%	2.94%	3.29%
Nonperforming assets / total assets	0.67%	0.28%	0.87%	0.67%	0.87%
Net charge-offs / average loans/leases	0.00%	0.01%	0.00%	0.00%	0.12%
Allowance / total loans/leases	1.12%	1.19%	1.28%	1.12%	1.28%
Efficiency ratio	80.03%	82.66%	80.98%	81.28%	78.01%

*	LTM: Last twelve months

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended			For the Six Months Ended

(dollars in thousands, except share data)	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005

ANALYSIS OF NONINTEREST INCOME
Merchant credit card fees, net of processing costs	$492	$496	$384	$988	$803
Trust department fees	741	781	720	1,522	1,455
Deposit service fees	479	465	396	944	778
Gain on sales of loans, net	287	205	351	492	605
Securities losses, net	(71)	(143)	—	(214)	—
Gains on sale of foreclosed assets	745	5	—	750	—
Earnings on cash surrender value of life insurance	163	250	140	413	319
Investment advisory and management fees	363	301	200	664	340
Other	397	436	244	833	652

Total noninterest income	$3,596	$2,796	$2,435	$6,392	$4,952
ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits	$5,483	$5,048	$4,120	$10,531	$8,017
Professional and data processing fees	768	791	825	1,559	1,437
Advertising and marketing	384	243	308	627	568
Occupancy and equipment expense	1,275	1,250	1,022	2,525	1,998
Stationery and supplies	168	169	164	337	312
Postage and telephone	248	225	198	473	395
Bank service charges	143	136	139	279	257
Insurance	153	133	154	286	307
Other	60	199	513	259	905

Total noninterest expenses	$8,682	$8,194	$7,443	$16,876	$14,196
WEIGHTED AVERAGE SHARES
Common shares outstanding (a)	4,543,169	4,535,591	4,514,459	4,576,755	4,508,886
Incremental shares from assumed conversion:
Options and Employee Stock Purchase Plan	45,215	50,280	99,797	47,722	103,892

Adjusted weighted average shares (b)	4,588,384	4,585,871	4,614,256	4,624,477	4,612,778

(a) Denominator for Basic Earnings Per Share
(b) Denominator for Diluted Earnings Per Share